UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2025 (February 14, 2025)
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UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (402) 544-5000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01 Regulation FD Disclosure

On February 14, 2025, Union Pacific Corporation (the “Company”) established accelerated share repurchase programs (“ASRs”) with each of Barclays Bank PLC (“Barclays”) and Citibank, N.A. (“Citi” collectively with Barclays, the “Counterparties”) to repurchase an aggregate of $1.5 billion of the Company’s shares of common stock. Approximately 4,815,022 shares of common stock repurchased under the ASRs will be received by the Company on February 18, 2025.

The final number of shares to be repurchased under the ASRs will be based on the volume-weighted average price of the Company’s common stock during the term of such ASR, less a discount and subject to potential adjustments pursuant to the terms of such ASR. Under the terms of the ASRs, the final settlement is expected to be completed prior to the end of the third quarter of 2025, but the ASRs may be terminated early in certain circumstances.

This Form 8-K disclosure contains forward-looking statements that are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors, including risk factors, regarding forward-looking information and these risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 18, 2025

UNION PACIFIC CORPORATION

By:	/s/ Jennifer L. Hamann
Jennifer L. Hamann
Executive Vice President and Chief Financial Officer